UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

MEGALITH FINANCIAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 5th Avenue, 29th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 235-0430

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MFAC	The New York Stock Exchange
Warrants to purchase Class A Common Stock	MFAC.W	The New York Stock Exchange
Units, each consisting of one share of Class A Common Stock and one Warrant	MFAC.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On November 24, 2020, the stockholders of Megalith Financial Acquisition Corp. (the “Company”) voted to approve the Trust Amendment Proposal (as defined below). In connection with the approval of the Trust Amendment Proposal, the Company and Continental Stock Transfer & Trust Company (the “Transfer Agent”) entered into Amendment No. 2 to the Investment Management Trust Agreement (the “Amendment”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 hereto and is incorporated herein by reference. The Amendment extends the date on which the Trust Account (as defined below) must be liquidated if the Company has not completed an initial business combination by November 30, 2020, to March 1, 2021. All other terms of the Trust Agreement (as defined below) remain unchanged.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 24, 2020, the Company held a special meeting (the “Special Meeting”) of stockholders. At the Special Meeting, the Company’s stockholders approved the following items: (i) an amendment to the Amended and Restated Certificate of Incorporation (as amended) to extend the date by which the Company must consummate a business combination (the “Extension”) from November 30, 2020 to March 1, 2021 (such date or later date, as applicable, the “Extended Date”) (the “Extension Amendment Proposal”); (ii) a proposal to further amend the Investment Management Trust Agreement, dated August 23, 2018 (the “Trust Agreement”), by and between the Company and the Transfer Agent, to extend the date on which the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (IPO) must be liquidated if the Company has not completed an initial business combination by November 30, 2020, to the Extended Date (the “Trust Amendment Proposal”); and (iii) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are insufficient votes to approve either the Extension Amendment Proposal or the Trust Amendment Proposal (the “Adjournment Proposal”). The affirmative vote of the holders of at least 65% of the outstanding shares of the Company’s Class A common stock and Class B common stock (collectively, the “Common Stock”), voting as a single class, on the record date was required to approve the Extension Amendment Proposal and the Trust Amendment Proposal. The affirmative vote of the majority of the votes cast by stockholders present in person online or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal at the Special Meeting was required to approve the Adjournment Proposal.

Following redemptions of 542,890 shares of Class A common stock in connection with the Extension, a total of approximately $27,541,620.24 will remain in the Trust Account, without taking into account the additional $0.04 for each share of Class A common stock that is not redeemed to be deposited into the Trust Account, and 2,652,114 shares of Class A common stock will remain issued and outstanding.

Set forth below are the final voting results for the Extension Amendment Proposal and the Trust amendment Proposal. The Adjournment Proposal was not presented because there were enough votes to approve each of the Extension Amendment Proposal and the Trust Amendment Proposal.

Extension Amendment Proposal

The Extension Amendment Proposal was approved, extending the date by which the Company has to consummate a business combination to the Extended Date. The voting results of the Common Stock of the Company were as follows:

For	Against	Abstentions	Broker Non-Votes
5,853,091	33	26	0

Trust Amendment Proposal

The Trust Amendment Proposal was approved, extending the date by which the Company has to liquidate the Trust Account to the Extended Date. The voting results of the Common Stock of the Company were as follows:

For	Against	Abstentions	Broker Non-Votes
5,853,091	33	26	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to the Investment Management Trust Agreement, dated November 24, 2020, by and between Megalith Financial Acquisition Corp. and Continental Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2020	MEGALITH FINANCIAL ACQUISITION CORP.

	By:	/s/ A.J. Dunklau
Name: A.J. Dunklau Title: Chief Executive Officer and President

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